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                                                                    EXHIBIT 99.1



AREA
BANCSHARES
CORPORATION
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                                  MEDIA RELEASE

FOR IMMEDIATE RELEASE
  October 19, 2000

             AREA BANCSHARES CORPORATION ANNOUNCES 5% STOCK BUY BACK

         Owensboro, Kentucky - October 19, 2000 - Area Bancshares Corporation (NASDAQ: AREA), announced today that its Board of Directors has approved a plan to buy back over the next twelve months up to 5% or 812,536 shares of its common shares outstanding as of October 16, 2000. The shares may be repurchased over time as market conditions permit in the open market or through non-solicited privately negotiated transactions.

         The company has purchased 825,707 shares from the 5% buyback program announced on August 16, 1999.

CONTACT: Edward J. Vega at (270) 688-7812 or Gary R. White (270) 688-7824.





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